UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Adena T. Friedman

On November 19, 2021, Adena T. Friedman, the President and Chief Executive Officer of Nasdaq, Inc. (“Nasdaq”) and Nasdaq entered into a new employment agreement, effective as of January 1, 2022 (the “Agreement”), relating to the continuation of her role as President and Chief Executive Officer of Nasdaq. This Agreement supersedes in its entirety Ms. Friedman’s prior employment agreement dated November 14, 2016. In addition, Ms. Friedman and Nasdaq entered into a Continuing Obligations Agreement that includes confidentiality, non-solicitation and inventions assignment provisions.

The term of the Agreement is January 1, 2022 to January 1, 2027. The Agreement provides that Ms. Friedman will receive:

•	an annual base salary of no less than $1,250,000;

•

annual incentive compensation that is targeted at not less than $3,000,000 based on the achievement of one or more performance goals established for the year by the Management Compensation Committee (the “Target Bonus”); and

•

based on the Management Compensation Committee’s evaluation of Nasdaq and Ms. Friedman’s performance, peer group market data and internal equity, and consistent with past practices with respect to the combined aggregate value of grants, equity awards in the form of options, restricted share units and/or performance share units (“PSUs”).

In addition, the Management Compensation Committee approved a one-time grant of non-qualified stock options for Ms. Friedman, valued at $10,000,000, to be granted January 3, 2022 pursuant to Nasdaq’s Equity Incentive Plan (the “Equity Plan”). The option award will vest five (5) years after the grant date, with 50% of such award vesting contingent upon the achievement of the applicable performance conditions established by the Management Compensation Committee.

The Agreement prohibits Ms. Friedman from rendering services to a competing entity for a period of two years following the date of termination. The termination payments and benefits are generally subject to discontinuation in the event Ms. Friedman breaches the restrictive covenants in either the Agreement or the Continuing Obligations Agreement. In addition, to receive certain termination payments and benefits under the Agreement, Ms. Friedman must execute a general release of claims against Nasdaq.

The Agreement sets forth the payments that Ms. Friedman will receive under various termination scenarios, as discussed further below. To the extent not addressed below, the treatment of Ms. Friedman’s equity awards under the various termination scenarios will be addressed in the Equity Plan and the underlying equity award agreements.

Termination Without Cause or by the Executive For Good Reason Other than in Connection with a Change of Control. If Ms. Friedman’s employment is terminated without cause by Nasdaq, or for good reason by Ms. Friedman, which occurs prior to a Change in Control (as such term is defined in the Agreement) or at least two years after a Change in Control, she will be entitled to the following payments and benefits:

•

a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) two times the Target Bonus and (iii) any pro rata Target Bonus with respect to the calendar year in which the termination occurs to the extent that performance goals are satisfied;

•

continued vesting for 12 months of outstanding PSUs, restricted stock units and options, with any performance based vesting based on actual performance goals during the respective performance periods; and

•

a taxable monthly cash payment equal to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premium for the highest level of coverage available under Nasdaq’s group health plans, reduced by the monthly amount that Ms. Friedman would pay for such coverage if she was an active employee (“COBRA Premiums”), until the earlier of 24 months and the date Ms. Friedman is eligible for coverage under the health care plans of a subsequent employer.

Termination Due To Permanent Disability or Death. If Ms. Friedman’s employment is terminated due to permanent disability or death, she, or her estate, will be entitled to the following payments and benefits:

•	a cash payment equal to any pro rata Target Bonus with respect to the calendar year in which the termination occurs; and

•

accelerated vesting of all unvested equity awarded as of December 31st of the year of termination, with any performance based vesting based on actual performance goals during any complete performance periods, and vesting at target performance for grants vesting prior to the completion of a performance cycle.

“Double Trigger” Termination In Connection With A Change in Control Without Cause or For Good Reason. If Ms. Friedman’s employment is terminated within two years after a change in control, without cause by Nasdaq or for good reason by Ms. Friedman, she will be entitled to the following payments and benefits:

•

a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) two times the Target Bonus and (iii) any pro rata Target Bonus with respect to the calendar year in which the termination occurs, to the extent that performance goals are satisfied;

•	accelerated vesting of all outstanding unvested equity awarded, subject to and in accordance with the terms of the Equity Plan;

•	COBRA Premiums, until the earlier of 24 months and the date Ms. Friedman is eligible for coverage under the health care plans of a subsequent employer; and

•	continued life insurance and accidental death and dismemberment insurance benefits for the same period as the continued health coverage payments.

The foregoing summary of the material terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which will be filed with Nasdaq’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2021	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer